SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) | _ | Citibank, N.A. A National Banking Association 13-5266470 (I.R.S. employer identification no.) 388 Greenwich Street, New York, New York 10013 (Address of principal executive office) (Zip code) HARLEY-DAVIDSON, INC. (Exact name of obligor as specified in its charter) Wisconsin 39-1382325 (State or other jurisdiction of (I.R.S. employer Incorporation or organization) identification no.) 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 (Address of principal executive offices) Senior Debt Securities (Title of Indenture Securities)

-2- 1. General information. Furnish the following information as to the Trustee: (a) Name and address of each examining or supervising authority to which it is subject. Name Address Comptroller of the Currency Washington, D.C. Federal Reserve Bank of New York 33 Liberty Street, New York, NY Federal Deposit Insurance Corporation Washington, D.C. (b) Whether it is authorized to exercise corporate trust powers. Yes. 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None. Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility. Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto. Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983) Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577). Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519) Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988) Exhibit 5 - Not applicable. Exhibit 6 – The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939, as amended. The undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

-3- Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2023 - attached) Exhibit 8 - Not applicable. Exhibit 9 - Not applicable. __________________

SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 8th day of November, 2023. CITIBANK, N.A. By: ______________________ Name: Eva Waite Title: Senior Trust Officer

CONSOLIDATED BALANCE SHEET

Citigroup Inc. and Subsidiaries

In millions of dollars		September 30, 2023 (Unaudited)		December 31, 2022
Assets				
Cash and due from banks (including segregated cash and other deposits)	$	**26,548**	$	30,577
Deposits with banks, net of allowance		**227,439**		311,448
Securities borrowed and purchased under agreements to resell (including $206,151 and $239,527 as of September 30, 2023 and December 31, 2022, respectively, at fair value), net of allowance		**335,059**		365,401
Brokerage receivables, net of allowance		**66,194**		54,192
Trading account assets (including $179,948 and $133,535 pledged to creditors as of September 30, 2023 and December 31, 2022, respectively)		**406,368**		334,114
Investments:				
Available-for-sale debt securities (including $14,720 and $10,933 pledged to creditors as of September 30, 2023 and December 31, 2022, respectively)		**241,783**		249,679
Held-to-maturity debt securities, net of allowance (fair value of which is $231,002 and $243,648 as of September 30, 2023 and December 31, 2022, respectively) (includes $8 and $0 pledged to creditors as of September 30, 2023 and December 31, 2022, respectively)		**259,456**		268,863
Equity securities (including $738 and $895 as of September 30, 2023 and December 31, 2022, respectively, at fair value)		**7,759**		8,040
Total investments	$	**508,998**	$	526,582
Loans:				
Consumer (including $222 and $237 as of September 30, 2023 and December 31, 2022, respectively, at fair value)		**377,714**		368,067
Corporate (including $7,189 and $5,123 as of September 30, 2023 and December 31, 2022, respectively, at fair value)		**288,634**		289,154
Loans, net of unearned income	$	**666,348**	$	657,221
Allowance for credit losses on loans (ACLL)		**(17,629)**		(16,974)
Total loans, net	$	**648,719**	$	640,247
Goodwill		**19,829**		19,691
Intangible assets (including MSRs at fair value of $729 and $665 as of September 30, 2023 and December 31, 2022, respectively)		**4,540**		4,428
Premises and equipment, net of depreciation and amortization		**27,959**		26,253
Other assets (including $13,937 and $10,658 as of September 30, 2023 and December 31, 2022, respectively, at fair value), net of allowance		**96,824**		103,743
Total assets	$	**2,368,477**	$	2,416,676

Statement continues on the next page.

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CONSOLIDATED BALANCE SHEET
(Continued)

Citigroup Inc. and Subsidiaries

In millions of dollars, except shares and per share amounts		**September 30, 2023 (Unaudited)**		December 31, 2022
Liabilities				
Deposits (including $2,722 and $1,875 as of September 30, 2023 and December 31, 2022, respectively, at fair value)	$	**1,273,506**	$	1,365,954
Securities loaned and sold under agreements to repurchase (including $60,662 and $70,886 as of September 30, 2023 and December 31, 2022, respectively, at fair value)		**256,770**		202,444
Brokerage payables (including $7,211 and $4,439 as of September 30, 2023 and December 31, 2022, respectively, at fair value)		**75,076**		69,218
Trading account liabilities		**164,624**		170,647
Short-term borrowings (including $6,470 and $6,222 as of September 30, 2023 and December 31, 2022, respectively, at fair value)		**43,166**		47,096
Long-term debt (including $112,629 and $105,995 as of September 30, 2023 and December 31, 2022, respectively, at fair value)		**275,760**		271,606
Other liabilities, plus allowances		**69,380**		87,873
Total liabilities	$	**2,158,282**	$	2,214,838
Stockholders' equity				
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: **as of September 30, 2023—779,800** and as of December 31, 2022—759,800, at aggregate liquidation value	$	**19,495**	$	18,995
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: **as of September 30, 2023—3,099,691,671** and as of December 31, 2022—3,099,669,424		**31**		31
Additional paid-in capital		**108,757**		108,458
Retained earnings		**202,135**		194,734
Treasury stock, at cost: **September 30, 2023—1,185,809,738 shares** and December 31, 2022—1,162,682,999 shares		**(74,738)**		(73,967)
Accumulated other comprehensive income (loss) (*AOCI*)		**(46,177)**		(47,062)
Total Citigroup stockholders' equity	$	**209,503**	$	201,189
Noncontrolling interests		**692**		649
Total equity	$	**210,195**	$	201,838
Total liabilities and equity	$	**2,368,477**	$	2,416,676

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.

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